EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. on Form S-8 of our report dated June 28, 2016, appearing in the Annual Report on Form 11-K of the Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2016.

CliftonLarsonAllen LLP

Minneapolis, Minnesota
August 25, 2017